UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017 (November 9, 2017)

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California,		94085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

New Form of Indemnification Agreement

On November 9, 2017, the Board of Directors (the “Board”) of Trimble Inc. (“Trimble”) approved a new form of standard indemnification agreement between Trimble and each director of the Board and certain of its officers (the “New Form of Indemnification Agreement”). The New Form of Indemnification Agreement will supersede the previous form of indemnification agreement, which was initially designed for a California corporation. The New Form of Indemnification Agreement also clarifies the mechanisms for advancing expenses and determining indemnification eligibility.

The New Form of Indemnification Agreement requires the Company to indemnify each director and officer against certain liabilities that may arise by reason of the individual’s status as a director and/or officer of the Company, to advance expenses incurred as a result of a proceeding as to which the individual may be indemnified and to cover such individual under any directors’ and officers’ liability policy the Company chooses to maintain. The New Form of Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware law and shall be in addition to any other rights the directors and officers may have under the Company’s Certificate of Incorporation and Bylaws.

The foregoing summary and description of the provisions of the New Form of Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Stock Repurchase Program

On November 15, 2017, Trimble announced that the Board approved the repurchase of up to $600 million of its common stock. The share repurchase authorization does not have an expiration date and replaces the prior authorization of $400 million, which was recently completed. The new repurchase program goes into effect immediately and shares may be purchased from time to time, subject to business and market conditions and other investment opportunities, through open market transactions, privately-negotiated transactions, or by other means. The program may be suspended, modified or discontinued at any time at the Company’s discretion without notice. Year to date, Trimble repurchased approximately 3.6 million shares of its common stock for a total of approximately $130 million.

The press release announcing the share repurchase program is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement between the Company and its officers and directors

99.1	Press Release, dated November 15, 2017, of Trimble Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC. a Delaware corporation

Dated: November 15, 2017	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel